Exhibit 24.01

POWER OF ATTORNEY

WHEREAS, Xcel Energy Inc., a Minnesota corporation (the “Company”), intends to file with the Securities and Exchange Commission, under the provisions ofthe Securities Act of 1933, as amended, a registration statement on Form S-3 (or such other appropriate form) for the issuance and sale from time to time, in one or more series, and in any combination, of unsecured long-term debt securities, long-term subordinated debt securities and/or shares of common stock, par value $2.50 (the “Common Stock”); and

WHEREAS, each of the undersigned holds the office or offices in the Company herein set below his/her name, respectively.

NOW, THEREFORE, each ofthe undersigned hereby constitutes and appoints Michael C. Connelly, Benjamin G.S. Fowke III and George E. Tyson II, and each of them individually, his/her attorney, with full power to act for him/her and in his/her name, place and stead, to sign his/her name in the capacity or capacities set forth below to one or more registration statements on Form S-3 (or such other appropriate form) relating to the issuance and sale from time to time of unsecured long-term debt securities, long-term subordinated debt securities and/or shares of Common Stock, and any and all amendments and supplements (including post-effective amendments) thereto.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 24th day of June 2009.

/s/ Richard C. Kelly	/s/ Benjamin G.S. Fowke III
Richard C. Kelly	Benjamin G.S. Fowke III
President, Chief Executive Officer and	Executive Vice President and Chief Financial
Chairman of the Board	Officer (Principal Financial Officer)

/s/ Teresa S. Madden	/s/ C. Coney Burgess
Teresa S. Madden	C. Coney Burgess
Vice President and Controller	Director
(Principal Accounting Officer)

/s/ Fredric W. Corrigan	/s/ Richard K. Davis
Fredric W. Corrigan	Richard K. Davis
Director	Director

/s/ Margaret R. Preska
Alberto F. Moreno	Margaret R. Preska
Director	Director

/s/ A. Patricia Sampson	/s/ Richard H. Truly
A. Patricia Sampson	Richard H. Truly
Director	Director

/s/ David A. Westerlund	/s/ Timothy V. Wolf
David A. Westerlund	Timothy V. Wolf
Director	Director

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

On this 24th day of June, 2009, before me, Patrice D. Blaeser, a Notary Public in and for Dakota County and said State, personally appeared each of the above-named directors and officers of Xcel Energy Inc., a Minnesota corporation, and known to me to be the persons whose names are subscribed to in the foregoing instrument, and each person acknowledged to me that he or she executed the same as his or her own free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal on the date set forth above.

/s/ Patrice D. Blaeser
Patrice D. Blaeser